Exhibit 8.1

CONYERS DILL & PEARMAN Cricket Square, Hutchins Drive PO Box 2681, Grand Cayman KY1-1111 Cayman Islands T +1 345 945 3901 conyers.com

8 February 2021

Matter No.:832960

Doc Ref: PL/HL/BC/KN/106825203v2

(852) 2842 9551

Paul.lim@conyers.com

(852) 2842 9402

Hollia.lam@conyers.com

(852) 2842 9403

Beverly.Cheung@conyers.com

Ebang International Holdings Inc.

26-27/F, Building 3

Xinbei Qianjiang International Building

Qianjiang Economic and Technological Development Zone

Yuhang District

Hangzhou City

Zhejiang Province

311100

People’s Republic of China

Dear Sirs,

Re: Ebang International Holdings Inc. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a best-efforts offering of units in an aggregate amount of up to US$80,000,000 (the “Units”) with each Unit consisting of:

(i)	one Class A ordinary share of par value HK$0.001 per share (the “Class A Ordinary Share”); and

(ii)	one warrant to purchase one-half of one Class A Ordinary Share par value HK$0.001 per share of the Company (the “Class A Warrant Share” and together with the Class A Ordinary Share, the “Shares”),

as described in the prospectus forming part of the registration statement on form F-1, filed with the U.S. Securities and Exchange Commission (the “Commission”) on 5 February 2021 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purposes of giving this opinion, we have examined and relied upon copies of the draft Registration Statement, a draft of the prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form, the amended and restated memorandum and articles of association of the Company, an undertaking from the Governor in Cabinet of the Cayman Islands under the Tax Concessions Act (2018 Revision) dated 24 May 2018, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement reviewed by us; (c) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with and declared effective by the Commission; and (d) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption “Taxation – Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are true and accurate in all material respects and that such statements constitute our opinion, and nothing has been omitted from such statements which would make the same misleading in any material respect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in the Prospectus forming part of the Registration Statement.

In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman

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